Exhibit 99.1

FOR IMMEDIATE RELEASE January 23, 2019 Farmers and Merchants Bancshares, Inc. 4510 Lower Beckleysville Rd, Suite H Hampstead, Maryland 21074	FOR FURTHER INFORMATION CONTACT: Contact: Mr. James R. Bosley, Jr. President 410-374-1510, ext. 104

FARMERS AND MERCHANTS BANCSHARES, INC. REPORTS RECORD EARNINGS FOR 2018 OF $4,712,676 or $2.82 PER SHARE

HAMPSTEAD, MARYLAND (January 23, 2019) – Farmers and Merchants Bancshares, Inc. (the “Company”), the parent of Farmers and Merchants Bank (the “Bank”), announced that net income for the year ended December 31, 2018 was $4,712,676, or $2.82 per common share, compared to $3,789,241, or $2.28 per common share, in 2017. This is the highest net income in the history of the Company and the Bank surpassing the previous high achieved in 2015. Return on average equity was 10.77% in 2018 compared to 9.26% in 2017. Return on average assets was 1.14% in 2018 compared to 0.96% in 2017. Cash dividends paid to stockholders in 2018 increased 9% to $0.83 per common share from $0.76 per common share in 2017.

The increase in net income of $923,435 was due primarily to a decrease in income taxes of $896,105. The impact of the reduction of the federal corporate income tax rate from 34% to 21% as a result of the Tax Cuts and Jobs Act enacted in December 2017 accounted for $478,606 of the decrease. The other primary driver of the decrease was that income taxes for 2017 included a one-time charge of $410,391 as a result of the revaluation of the Company’s net deferred tax asset required by the aforementioned Act.

Net income before taxes in 2018 increased $27,330 from the amount recorded in 2017 due to an increase in net interest income of $373,529 and an increase in noninterest income of $28,179, offset by an increase in noninterest expense of $309,378, and an increase in the provision for loan losses of $65,000.

The increase in net interest income was due to an increase in average interest earning assets of $21 million, offset by a decline in the net yield of 16 basis points. The net yield continues to decline as deposit rates have risen at a faster pace than yields on loans and investments due to the flattening yield curve and intense competition for new loans and deposits. The primary reasons for the increase in noninterest expense were higher compensation and benefit costs as a result of normal salary increases. The provision for loan losses increased due to a larger loan portfolio and a delinquent commercial real estate loan that management identified as impaired during 2018.

Total assets at December 31, 2018 were $417 million, an increase of 4% from the $403 million recorded at December 31, 2017. The loan portfolio increased 3% to $341 million at December 31, 2018 from $333 million at December 31, 2017. Deposits increased 11% to $355 million at December 31, 2018 from $320 million at the end of 2017. The book value of the common stock of the Company was $26.97 per share at December 31, 2018, compared to $25.06 per share at the end of 2017.

James R. Bosley, Jr., President and CEO, commented “We are proud to have achieved record earnings in 2018 as we prepare to celebrate our 100th anniversary of serving our community in 2019.”

Net income for the three months ended December 31, 2018 was $1,136,805, or $0.68 per common share, compared to $656,339 or $0.39 per common share for the same period in 2017. The net income recorded for the fourth quarter of 2017 was reduced by the $410,391one-time tax charge mentioned above.

About the Company

Farmers and Merchants Bancshares, Inc. is a financial holding company and the parent of Farmers and Merchants Bank. Farmers and Merchants Bank was chartered in Maryland in 1919, and will celebrate 100 years of service to the community later in the year. The Bank serves the deposit and financing needs of both consumers and businesses in Carroll and Baltimore Counties along the Route 30 and Route 795 corridors from Owings Mills, Maryland to the Pennsylvania State line. The main office is located in Upperco, Maryland, with seven additional branches in Owings Mills, Hampstead, Greenmount, Reisterstown, and Westminster. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through the over-the-counter market (OTC Pink) under the symbol “FMFG”.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “will,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Farmers and Merchants Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

	Year Ended December 31,
	2018	2017
	(Unaudited)
Assets

Cash and due from banks	$11,480,608	$6,235,186
Federal funds sold and other interest bearing deposits	3,137,629	1,002,199
Cash and cash equivalents	14,618,237	7,237,385
Certificate of deposit in other bank	100,000	100,000
Securities available for sale	26,591,991	27,929,510
Securities held to maturity	18,127,067	18,204,182
Equity security at fair value	503,827	503,881
Federal Home Loan Bank stock, at cost	575,800	1,063,600
Loans held for sale	573,638	327,700
Loans, less allowance for loan losses of $2,509,334 and $2,458,911	340,900,635	332,533,706
Premises and equipment	5,075,310	5,206,271
Accrued interest receivable	990,529	1,020,256
Deferred income taxes	1,179,454	998,032
Other real estate owned	210,150	265,500
Bank owned life insurance	7,053,354	6,891,590
Other assets	657,885	622,856
	$417,157,877	$402,904,469

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$62,717,520	$64,403,133
Interest-bearing	291,995,483	255,393,291
Total deposits	354,713,003	319,796,424
Securities sold under repurchase agreements	11,012,000	21,768,507
Federal Home Loan Bank of Atlanta advances	3,000,000	17,000,000
Accrued interest payable	311,489	202,038
Other liabilities	2,726,678	2,338,568
	371,763,170	361,105,537
Stockholders' equity
Common stock, par value $.01 per share, authorized 5,000,000 shares; issued and outstanding 1,682,997 shares in 2018 and 1,667,813 shares in 2017	16,830	16,678
Additional paid-in capital	27,324,794	26,869,796
Retained earnings	18,621,382	15,306,625
Accumulated other comprehensive income	(568,299)	(394,167)
	45,394,707	41,798,932
	$417,157,877	$402,904,469

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)

Interest income
Loans, including fees	$4,229,789	$3,944,220	$16,401,554	$15,189,238
Investment securities - taxable	160,302	151,790	610,951	710,438
Investment securities - tax exempt	142,474	143,293	570,529	597,919
Federal funds sold and other interest earning assets	67,326	25,111	185,299	97,208
Total interest income	4,599,891	4,264,414	17,768,333	16,594,803

Interest expense
Deposits	682,593	377,424	2,225,616	1,378,308
Securities sold under repurchase agreements	32,639	40,419	144,881	161,914
Federal Home Loan Bank advances and other borrowings	11,317	48,261	136,744	167,018
Total interest expense	726,549	466,104	2,507,241	1,707,240
Net interest income	3,873,342	3,798,310	15,261,092	14,887,563

Provision for loan losses	450,000	60,000	475,000	410,000

Net interest income after provision for loan losses	3,423,342	3,738,310	14,786,092	14,477,563

Noninterest income
Service charges on deposit accounts	174,260	175,684	670,653	700,791
Mortgage banking income	51,962	93,715	271,767	279,364
Bank owned life insurance income	40,490	41,248	161,764	170,588
Net unrealized (loss) gain on equity securities	3,919	-	(11,429)	-
Gain (loss) on sale and writedown of other real estate owned	-	(148,500)	(55,350)	(148,500)
Gain on sale of SBA loans	162,201	5,688	226,026	223,251
Other fees and commissions	28,409	31,485	101,842	111,600
Total noninterest income	461,241	199,320	1,365,273	1,337,094

Noninterest expense
Salaries	1,301,900	1,260,819	5,194,871	4,931,432
Employee benefits	295,112	292,865	1,313,392	1,289,263
Occupancy	170,745	180,595	706,193	684,173
Furniture and equipment	156,377	153,220	632,330	644,576
Other	553,109	557,640	2,485,694	2,473,658
Total noninterest expense	2,477,243	2,445,139	10,332,480	10,023,102

Income before income taxes	1,407,340	1,492,491	5,818,885	5,791,555
Income taxes	270,535	836,152	1,106,209	2,002,314
Net income	$1,136,805	$656,339	$4,712,676	$3,789,241

Earnings per share - basic and diluted	$0.68	$0.39	$2.82	$2.28